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                                                                  EXHIBIT 10.43

                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 11, 1999 among HS RESOURCES, INC., a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :


         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as amended from time to time, the "Indenture"), dated as of December 1, 1993, providing for the issuance of $75,000,000 aggregate principal amount of 9-7/8% Senior Subordinated Notes due 2003;


         WHEREAS, effective December 31, 1998, the Company changed its method of accounting from the full cost method to the successful efforts method. Two changes to the Indenture need to be made in order that the Indenture operate materially as originally intended under the Company's new method of accounting.


         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;


         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:


         1.       Definitions.


                   (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


                   (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.







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         2.       Consolidated Net Income.  The definition of Consolidated Net
Income shall read as follows; with the change indicated by underline:


                  "Consolidated Net Income" means, with respect to the Company and its Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) (a) the net income of any Person in which the Company or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Company or to a Restricted Subsidiary, (b) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP, (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (d) any extraordinary gains or losses, including gains or losses attributable to Asset Dispositions not in the ordinary course of business, and (e) the cumulative effect of a change in accounting principle and any gains or losses attributable to writeups or writedowns of assets, and (f) any reduction for exploratory and abandonment costs and geological and geophysical costs, net of the income tax effect reflecting the income tax rate in the Company's financial statements for the applicable period.


         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


         4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


         5. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                     HS RESOURCES, INC.



                                     By:
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                                        Name:  James E. Duffy
                                        Title: Chief Financial Officer


                                     HARRIS TRUST AND SAVINGS BANK, as Trustee



                                     By:
                                        -----------------------------------
                                        Name:  Daniel G. Donovan
                                        Title: Assistant Vice President


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